August 9, 1996


Sun Microsystems, Inc.
2550 Garcia Avenue
Mountain View, CA  94043

RE:      Registration Statement on Form S-8
         -----------------------------------

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 9, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 485,000 shares of your Common Stock (the "Shares"), which are to be issued pursuant to the Sun Microsystems, Inc. Equity Compensation Acquisition Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Plan.

         It is our opinion that upon completion of the proceedings to be taken prior to issuance of the Shares pursuant to the Prospectus constituting part of the Registration Statement and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued and sold in the manner described under the Plan and the agreements which accompany the Plan, will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                         Very truly yours,

                                         /s/ WILSON, SONSINI, GOODRICH & ROSATI
                                         --------------------------------------
                                         WILSON, SONSINI, GOODRICH & ROSATI
                                         Professional Corporation





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